Exhibit 99.2
COMSTOCK RESOURCES, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

Following is the unaudited pro forma combined statement of operations and accompanying notes for the year ended December 31, 2019, which have been prepared by the management of Comstock Resources, Inc. ("Comstock" or the "Company") and are derived from, and should be read in conjunction with, (a) the Company's audited consolidated financial statements as of and for the year ended December 31, 2019 included in the Company's Annual Report on Form 10-K. An unaudited pro forma balance sheet as of December 31, 2019 is not presented as the Covey Park acquisition is reflected in the Company's audited consolidated balance sheet as of December 31, 2019 presented in the Company’s Annual Report on Form 10-K for the period then ended.  The unaudited pro forma combined statement of operations for the year ended December 31, 2019 gives effect to the acquisition of Covey Park as if the transaction had been completed on January 1, 2019.

On July 16, 2019, the Company completed its acquisition of Covey Park pursuant to a merger in which Covey Park was merged with and into the Company resulting with the Company being the surviving entity.  The unaudited pro forma combined financial information presented gives effect to the transactions executed as part of the Merger and the related financing transactions, including the issuance of additional shares of Comstock common stock, the issuance of preferred stock and additional borrowings under the Company's amended and restated bank credit facility.

The pro forma financial statements have been prepared in accordance with SEC Article 11 of Regulation S-X.  In addition, the acquisition method of accounting was used per ASC 805, Business Combinations, with the Company treated as the acquirer.  Certain information to finalize the purchase price is not yet available, including the final tax return of Covey Park. The Company expects to finalize the purchase price allocation within the next 12 month period following the acquisition date, during which the net assets and liabilities acquired may be revised as appropriate.  Accordingly, the pro forma adjustments are preliminary and being provided solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition.  Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position.

The pro forma financial statements do not purport to represent the financial position or results of operations of Comstock which would have occurred had the merger been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period.  The pro forma statements of operations are not necessarily indicative of the Company's operations going forward.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2019

(In thousands, except per share data)

	Year Ended December 31, 2019	January 1 through July 15, 2019			Year Ended December 31, 2019 As Adjusted
	Comstock	Covey Park	Pro Forma Adjustments
Revenues:
Natural gas sales	$635,795	$373,931	$3,437	(a)	$1,013,163
Oil sales	132,894	1,230	3	(a)	134,127
Total oil and gas sales	768,689	375,161	3,440		1,147,290
Operating expenses:
Production taxes	29,181	8,648	219	(a)	38,048
Gathering and transportation	71,303	40,826	1,002	(a)
			(6,640)	(b)	106,491
Lease operating	87,283	36,901	142	(a)	124,326
Exploration	241	6,340	—		6,581
Depreciation, depletion and amortization	276,526	159,944	448	(a)
			(54,080	) (c)	382,838
General and administrative	29,244	15,811	(219	) (a)	44,836
Loss on sale of oil and gas properties	25	—	—		25
Total operating expenses	493,803	268,470	(59,128)		703,145
Operating income	274,886	106,691	62,568		444,145
Other income (expenses):
Gain from derivative financial instruments	51,735	66,683	—		118,418
Other income	622	(57)			565
Transaction costs	(41,010)	(11,148)	52,158	(d)	—
Interest expense	(161,541)	(39,588)	(282	) (a)
			(19,385	) (e)	(220,796)
Total other income (expenses)	(150,194)	15,890	32,491		(101,813)

Income before income taxes	124,692	122,581	95,059		342,332
Provision for income taxes	(27,803)	(38)	(53,085	) (f)	(80,926)

Net income	96,889	122,543	41,974		261,406

Preferred dividends and accretion on Redeemable Noncontrolling Interest	(22,415)	(10,793)	10,793
			(16,085	) (e)	(38,500)
Net income (loss) available to common stockholders / member equity	$74,474	$111,750	$36,682	(g)	$222,906

Net income per share—
Basic	$0.52				$1.00
Fully Diluted	$0.51				$0.82

Weighted average common and common stock equivalent shares outstanding—
Basic	142,750		78,833	(g)	221,583
Fully Diluted	187,378		51,685	(g)	317,896

See accompanying notes to unaudited pro forma

combined financial statements

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Introduction and Basis of Presentation

On July 16, 2019, the Company completed the acquisition of Covey Park. The Company, as the accounting acquirer, recorded the transaction as the acquisition of Covey Park. Covey Park's historical capital account, which was inclusive of retained earnings, was recognized at the fair value of its assets and liabilities as of the closing date.

Transaction-related costs (i.e., advisory, legal, accounting, valuation, other professional or consulting fees) and certain transaction related restructuring charges are accounted for as expenses in the periods in which the costs were incurred and the services received. These non-recurring costs are excluded in the accompanying pro forma unaudited combined financial statements. Costs incurred associated with the issuance of common stock and preferred stock were accounted for as a reduction of additional paid in capital.

Certain reclassifications have been made to conform the presentation of Covey Park's results with the historical financial statement classifications of the Company.

Covey Park was organized as a limited liability company and treated as a flow-through entity for federal and state income tax purposes other than in Texas, where Covey Park has provided for the Texas margin tax which is an entity-level tax. As a result, the net taxable income of the Covey Park operating results and any related tax credits were passed through to its members and were included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision was recorded in the financial statements of Covey Park.

These unaudited pro forma combined financial statements have been prepared recognizing that Covey Park merged into the Company on July 16, 2019 in exchange for cash and common stock and preferred stock of the Company. The Company is a corporation, which is treated as a taxable C corporation and thus is subject to federal and state income taxes. Accordingly, a pro forma income tax provision has been disclosed as if Covey Park was organized as a taxable corporation for the most recent period presented. For Covey Park, pro forma tax expense was computed using a 24.4% blended corporate level federal and state tax rate. If Covey Park had effected a change in tax status on December 31, 2019, no adjustment would have been recognized related to the tax basis of its long-lived assets being different from its book basis in those assets due to the amount of cash and other property treated as proceeds, or boot, in the transaction.

(2) Pro Forma Adjustments

Adjustments to the unaudited pro forma combined financial statements are as follows:

(a)

To record revenues, operating costs including depletion, depreciation, and amortization expense, and interest expense for the oil and gas properties acquired by Covey Park in its Thunderbird acquisition that closed on March 5, 2019. The production volumes added through this pro forma adjustment were 1,023 MMcf of natural gas for the three months ended March 31, 2019.

(b)	Reflects the adjustment of gathering and transportation costs for Covey Park to acquisition date rates pursuant to a long-term transportation contract.
(c)

Reflects the elimination of Covey Park's historical depreciation, depletion and amortization ("DD&A") expense offset by the impact of DD&A expense calculated using Comstock's depletion rate as adjusted for the Merger, which was calculated in accordance with the successful efforts method of accounting.

(d)	Reflects reversal of transaction costs incurred related to the Covey Park acquisition.
(e)	Reflects the change in interest expense and dividends on preferred stock associated with the Merger.
(f)	To record income taxes for the combined operations of Comstock and Covey Park.
(g)

To adjust basic and diluted shares outstanding to give effect to the share issuance pursuant to the Merger. Diluted shares include the dilutive effect of the convertible preferred stock using the if-converted method.

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